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                                                                    EXHIBIT 10.4

[THERMO ELECTRON LOGO]

                                                                      MEMORANDUM

To:   Vic Poirier

From: Anne Pol

Date: 12/21/00

Re:   Revision to 7/18/00 Addendum to the Transaction Agreement dated 2/18/00

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In addition to the guaranteed $300,000 minimum transaction bonus referred to in the 7/18/00 addendum, you will be granted 20,000 restricted shares in the new entity vesting over three years. This restricted stock will be taken out of Thermo's ownership of the new entity.